                                                                     Exhibit 4.1
- - --------------------------------------------------------------------------------






                          AMERICA WEST AIRLINES, INC.,



                                      AND


                      AMERICAN BANK NATIONAL ASSOCIATION,
                                    TRUSTEE


                                   INDENTURE


                          DATED AS OF AUGUST 25, 1994


                            ________________________


                                  $130,000,000


               11 1/4% SENIOR UNSECURED NOTES DUE SEPTEMBER 1, 2001



- - -------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET1


  Provisions of Trust Indenture Act of 1939 and Indenture to be dated as of August 25, 1994 among AMERICA WEST AIRLINES, INC. and AMERICAN BANK NATIONAL ASSOCIATION, Trustee:

Section of the Act                     Section of Indenture
- - ------------------                     --------------------

310(a)(1) and (2) . . . . . . .        6.9 and 6.10(b)
310(b)  . . . . . . . . . . . .        6.8, 6.10(a), (b) and (d), 6.11 and 6.12
311(a)  . . . . . . . . . . . .        6.13
312(a)  . . . . . . . . . . . .        4.1 and 4.2
312(b)  . . . . . . . . . . . .        4.2
312(c)  . . . . . . . . . . . .        4.2
313(a)  . . . . . . . . . . . .        4.4
313(c)  . . . . . . . . . . . .        4.4, 5.11, 6.10, 6.11, 8.2 and 12.2
314(a)  . . . . . . . . . . . .        4.3
314(a)(4) . . . . . . . . . . .        3.5
314(c)(1) and (2) . . . . . . .        11.5
314(c)(3) . . . . . . . . . . .        Inapplicable
314(e)  . . . . . . . . . . . .        11.5
315(a), (c) and (d) . . . . . .        6.1
315(b)  . . . . . . . . . . . .        5.11
315(e)  . . . . . . . . . . . .        5.12 and 6.10(b)
316(a)(1) . . . . . . . . . . .        5.9
316(a) (last sentence)  . . . .        7.4
316(b)  . . . . . . . . . . . .        5.7
317(a)  . . . . . . . . . . . .        5.2
317(b)  . . . . . . . . . . . .        3.4(a) and (b)
318(a)  . . . . . . . . . . . .        11.7





____________________

   1  This Cross Reference Sheet is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                               Page
ARTICLE ONE - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     SECTION 1.1      Certain Terms Defined . . . . . . . . . . . . . . . . . . . . . . . . .   1

         "Acceleration Notice"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         "Adjusted Consolidated Net Income" . . . . . . . . . . . . . . . . . . . . . . . . .   1
         "Affiliates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         "Alliance Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         "Applicable Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         "Asset Sale" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         "Authenticating Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         "Board of Directors" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         "Board Resolution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         "Capital Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         "Capitalized Lease Obligation" . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         "Cash Equivalents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         "Change of Control"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         "Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         "Commission" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         "Commodity Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Common Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Company Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Consolidated" or "consolidated,"  . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Corporate Trust Office" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Currency Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Depository" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         "Excess Proceeds Offer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "Excess Proceeds Purchase Date"  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "GAAP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "Global Security"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "Guarantee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "Holder", "Holder of Securities", "Securityholder" . . . . . . . . . . . . . . . . .   5
         "Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "Indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Interest Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Interest Rate Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6




                                      (i)

                                                                                               Page

         "Investment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Investment Grade" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Lien" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Moody's"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Net Cash Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Net Offering Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Officer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Officers' Certificate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Opinion of Counsel" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Outstanding"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Payment Restriction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Permitted Holders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Public Offering Sale" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Purchase Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Redeemable Dividends" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Redeemable Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Redemption Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Redemption Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Refinancing Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Registration Rights Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Responsible Officer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Restricted Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "S&P"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "Securities Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "Security" or "Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "Stated Maturity"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "TIA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "Trade Payables" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "U.S. Government Obligations"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "U.S. Legal Tender"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "Voting Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         "Wholly Owned" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE TWO - SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

     SECTION 2.1      Form and Dating . . . . . . . . . . . . . . . .  . . . . . . . . .  12
     SECTION 2.2      Execution and Authentication  . . . . . . . .. . . . . . . . . . .  12
     SECTION 2.3      Certificate of Authentication . . . . . .  . . . . . . . . . . . .  13




                                      (ii)

                                                                                               Page

     SECTION 2.4      Payments of Interest  . . . . . . . . . . . . . . . . . . . . . . . .    13
     SECTION 2.5      Registration, Transfer and Exchange . . . . . . . . . . . . . . . . .    14
     SECTION 2.6      Mutilated, Defaced, Destroyed, Lost and Stolen Securities . . . . . .    16
     SECTION 2.7      Cancellation of Securities; Destruction Thereof . . . . . . . . . . .    17
     SECTION 2.8      Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . .    17
     SECTION 2.9      Currency and Manner of Payments in Respect of Securities  . . . . . .    17
     SECTION 2.10     CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

ARTICLE THREE - REDEMPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

     SECTION 3.1      Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .    18
     SECTION 3.2      Selection of Securities to be Redeemed  . . . . . . . . . . . . . . .    18
     SECTION 3.3      Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . .    19
     SECTION 3.4      Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . .    19
     SECTION 3.5      Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . .    20
     SECTION 3.6      Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . .    20
     SECTION 3.7      Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . .    21
     SECTION 3.8      Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . .    21

ARTICLE FOUR - COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . .    22

     SECTION 4.1      Payment of Principal and Interest . . . . . . . . . . . . . . . . . .    22
     SECTION 4.2      Offices for Payments, etc . . . . . . . . . . . . . . . . . . . . . .    22
     SECTION 4.3      Appointment to Fill a Vacancy in Office of Trustee  . . . . . . . . .    22
     SECTION 4.4      Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
     SECTION 4.5      Reports and Information . . . . . . . . . . . . . . . . . . . . . . .    23
     SECTION 4.6      Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . .    24
     SECTION 4.7      Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . .    25
     SECTION 4.8      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . .    25
     SECTION 4.9      Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . .    25
     SECTION 4.10     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . .    25
     SECTION 4.11     Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . .    25
     SECTION 4.12     Limitation on Issuances and Dispositions of Capital Stock of
                       Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
     SECTION 4.13     Limitation on Restricted Payments . . . . . . . . . . . . . . . . . .    27
     SECTION 4.14     Limitation on Transactions with Affiliates  . . . . . . . . . . . . .    29
     SECTION 4.15     Limitation on Asset Sales . . . . . . . . . . . . . . . . . . . . . .    30
     SECTION 4.16     Limitation on Payment Restrictions Affecting Subsidiaries . . . . . .    32
     SECTION 4.17     [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 4.18     Limitation on Investments . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 4.19     Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . .    33




                                     (iii)

                                                                                               Page
ARTICLE FIVE - SECURITYHOLDERS LISTS AND
               REPORTS BY COMPANY AND THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . .   34

     SECTION 5.1      The Company to Furnish Trustee Information as to Names
                      and Addresses of Securityholders . . . . . . . . . . . . . . . . . . .   34
     SECTION 5.2      Disclosure of Names and Addresses of Securityholders . . . . . . . . .   34
     SECTION 5.3      Reports by the Trustee . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE SIX - CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER. . . . . . . . . . . . . . . . .   34

     SECTION 6.1      Merger or Consolidation. . . . . . . . . . . . . . . . . . . . . . . .   34
     SECTION 6.2      Successor Corporation Substituted. . . . . . . . . . . . . . . . . . .   35

ARTICLE SEVEN - REMEDIES OF THE TRUSTEE
                AND SECURITYHOLDERS ON EVENT OF DEFAULT. . . . . . . . . . . . . . . . . . .   36

     SECTION 7.1      Event of Default Defined; Acceleration of Maturity; Waiver
                      of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     SECTION 7.2      Collection of Indebtedness by Trustee; Trustee May Prove
                      Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
     SECTION 7.3      Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .   41
     SECTION 7.4      Suits for Enforcement. . . . . . . . . . . . . . . . . . . . . . . . .   41
     SECTION 7.5      Restoration of Rights on Abandonment of Proceedings. . . . . . . . . .   42
     SECTION 7.6      Limitations on Suits by Securityholders. . . . . . . . . . . . . . . .   42
     SECTION 7.7      Unconditional Right of Securityholders to Institute Certain
                      Suits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     SECTION 7.8      Powers and Remedies Cumulative; Delay or Omission Not
                      Waiver of Default. . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     SECTION 7.9      Control by Holders of Securities . . . . . . . . . . . . . . . . . . .   43
     SECTION 7.10     Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . . . . .   44
     SECTION 7.11     Trustees to Give Notice of Default, But May Withhold in
                      Certain Circumstances. . . . . . . . . . . . . . . . . . . . . . . . .   44
     SECTION 7.12     Right of Court to Require Filing of Undertaking to Pay
                      Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE EIGHT - CONCERNING THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

     SECTION 8.1      Duties and Responsibilities of the Trustee; During Default;
                      Prior to Default . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     SECTION 8.2      Certain Rights of the Trustee. . . . . . . . . . . . . . . . . . . . .   46
     SECTION 8.3      Trustee Not Responsible for Recitals, Disposition of
                      Securities or Application of Proceeds Thereof. . . . . . . . . . . . .   47





                                      (iv)

                                                                                               Page
     SECTION 8.4      Trustee and Agents May Hold Securities; Collections, etc. . . . . . .    47
     SECTION 8.5      Monies Held by Trustee. . . . . . . . . . . . . . . . . . . . . . . .    47
     SECTION 8.6      Compensation and Indemnification of Trustee and Its Prior
                      Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
     SECTION 8.7      Right of Trustee to Rely on Officers' Certificate, etc  . . . . . . .    48
     SECTION 8.8      Persons Eligible for Appointment as Trustee . . . . . . . . . . . . .    48
     SECTION 8.9      Resignation and Removal; Appointment of Successor Trustee . . . . . .    49
     SECTION 8.10     Acceptance of Appointment by Successor Trustee  . . . . . . . . . . .    50
     SECTION 8.11     Merger, Conversion, Consolidation or Succession to
                      Business of Trustee . . . . . . . . . . . . . . . . . . . . . . . . .    51
     SECTION 8.12     Preferential Collection of Claims Against the Company . . . . . . . .    51
     SECTION 8.13     Appointment of Authenticating Agent . . . . . . . . . . . . . . . . .    51

ARTICLE NINE - CONCERNING THE SECURITYHOLDERS . . . . . . . . . . . . . . . . . . . . . . .    52

     SECTION 9.1      Evidence of Action Taken by Securityholders . . . . . . . . . . . . .    52
     SECTION 9.2      Proof of Execution of Instruments and of Holding of
                      Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
     SECTION 9.3      Holders to be Treated as Owners . . . . . . . . . . . . . . . . . . .    53
     SECTION 9.4      Securities Owned by the Company Deemed Not Outstanding  . . . . . . .    53
     SECTION 9.5      Right of Revocation of Action Taken.  . . . . . . . . . . . . . . . .    54

ARTICLE TEN - AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54

     SECTION 10.1     Amendments and Supplements Permitted Without Consent of
                      Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
     SECTION 10.2     Amendments and Supplements Requiring Consent of Holders . . . . . . .    55
     SECTION 10.3     Compliance with TIA . . . . . . . . . . . . . . . . . . . . . . . . .    56
     SECTION 10.4     Revocation and Effect of Consents . . . . . . . . . . . . . . . . . .    56
     SECTION 10.5     Notation on or Exchange of Securities . . . . . . . . . . . . . . . .    57
     SECTION 10.6     Trustee Protected . . . . . . . . . . . . . . . . . . . . . . . . . .    57

ARTICLE ELEVEN - SATISFACTION AND DISCHARGE OF INDENTURE;
                 UNCLAIMED MONIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58

     SECTION 11.1     Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . .    58
     SECTION 11.2     Application by Trustee of Funds Deposited for Payment of
                      Securities; Other Miscellaneous Provisions  . . . . . . . . . . . . .    62
     SECTION 11.3     Repayment of Monies Held by Paying Agent  . . . . . . . . . . . . . .    63
     SECTION 11.4     Return of Monies Held by Trustee and Paying Agent
                      Unclaimed for Two Years . . . . . . . . . . . . . . . . . . . . . . .    63
     SECTION 11.5     Indemnity for U.S. Government Obligations.  . . . . . . . . . . . . .    63





                                      (v)

                                                                                               Page
ARTICLE TWELVE - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   63

     SECTION 12.1     Incorporators, Stockholders, Officers and Directors of the
                      Company Exempt from Individual Liability. . . . . . . . . . . . . . . .   63
     SECTION 12.2     Provisions of Indenture for the Sole Benefit of Parties and
                      Holders of Securities . . . . . . . . . . . . . . . . . . . . . . . . .   63
     SECTION 12.3     Successors and Assigns of the Company Bound by
                      Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
     SECTION 12.4     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
     SECTION 12.5     Officers' Certificates and Opinions of Counsel; Statements to
                      be Contained Therein. . . . . . . . . . . . . . . . . . . . . . . . . .   64
     SECTION 12.6     Payments Due on Saturdays, Sundays and Holidays . . . . . . . . . . . .   65
     SECTION 12.7     Conflict of Any Provision of Indenture with Trust Indenture
                      Act of 1939 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
     SECTION 12.8     New York Law to Govern  . . . . . . . . . . . . . . . . . . . . . . . .   65
     SECTION 12.9     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
     SECTION 12.10    Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .   65





                                      (vi)

         INDENTURE, dated as of August 25, 1994, between America West Airlines, Inc., a Delaware corporation (the "Company"), having its principal office at 4000 East Sky Harbor Blvd., Phoenix, Arizona 85034, and American Bank National Association (the "Trustee"), having its principal office at 101 East 5th Street, St. Paul, Minnesota 55101.

         Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11#% Senior Unsecured Notes due September 1, 2001.


                           ARTICLE ONE - DEFINITIONS

         SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the TIA or the definitions of which in the Securities Act are referred to in the TIA, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the TIA and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with GAAP. The words "herein" "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

         "Acceleration Notice" shall have the meaning set forth in Section 7.1.

         "Adjusted Consolidated Net Income" means, for any Person for any period, the aggregate net income (or loss) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than a Subsidiary of such first Person) in which any other Person (other than such first Person or any of its Subsidiaries) has a joint or shared interest, except to the extent of the amount of cash dividends or other distributions actually paid to, and received by, such first Person or any of its Subsidiaries during such period out of funds legally available therefor, (ii) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such first Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such first Person or any of its Subsidiaries, (iii) the net income (or loss) of any Subsidiary of such first Person which Subsidiary is subject to a Payment Restriction, except (A) such exclusion shall not apply to the extent of the amount of cash dividends or other distributions actually paid to, and received by, such first Person or any of its Subsidiaries during such period from such Subsidiary in compliance with such Payment Restriction out of funds legally available therefor and (B) such exclusion shall apply only while such Payment Restriction is in effect, and upon the elimination or reduction of such Payment Restriction, the previously excluded net income (or loss) shall be added back retroactively; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; and (v) all extraordinary gains and extraordinary losses.

         "Affiliates" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Alliance Agreements" means those certain business alliance agreements among the Company, Continental Airlines, Inc. and Mesa Airlines, Inc. that include, but are not limited to, code-sharing, frequent flyer, ground handling and marketing agreements.

         "Applicable Documents" means collectively, the Purchase Agreement, the Registration Rights Agreement, this Indenture and the Securities.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation, exchange of assets or sale- leaseback transactions), in one transaction or a series of related transactions, by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary of the Company, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Subsidiaries or (iii) any other property and assets of the Company or any of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary and, in each case, that is not governed by the provisions of Article Six of this Indenture; provided that none of (A) sales or other dispositions of inventory, receivables and other current assets, (B) sale or other dispositions of surplus equipment, spare parts, expendable inventories, furniture or fixtures in an aggregate amount not to exceed $10,000,000 in any fiscal year of the Company, (C) sale leasebacks of aircraft and engines, passenger loading bridges or other flight or ground equipment, flight simulators or the Company's reservation facility located at 222 South Mill Avenue, Tempe, Arizona or (D) $20,000,000 of other sales in any fiscal year of the Company shall be included within the meaning of "Asset Sale".

         "Authenticating Agent" shall have the meaning set forth in Section
8.13.

         "Board of Directors" when used with reference to any Person, means the Board of Directors of such Person or any committee of such Board duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person, as certified by the Secretary or an Assistant Secretary of such Person.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, the City of Phoenix, Arizona or the city of the Corporate Trust Office of the Trustee, are authorized or required by law to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock.

         "Capitalized Lease Obligation" means, as applied to any Person, obligations of such Person under any lease of any property (whether real, personal or mixed) which, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Cash Equivalents" means (i) U.S. Government Obligations, (ii) commercial paper, (iii) time deposits, certificates of deposit and banker's acceptances, (iv) repurchase agreements that are secured by a perfected security interest in U.S. Government Obligations, and (v) money market funds investing solely in one or both of the types of securities described in clauses
(i) and (ii) above.

         "Change of Control" means (i) the acquisition at any time by any Person (other than one or more Permitted Holders), of "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) in excess of 50% of the total voting power of the Voting Stock of the Company; (ii) the sale, lease, transfer or other disposition, of all or substantially all of the assets of the Company to any Person (other than one or more Permitted Holders) as an entirety or substantially as an entirety in one transaction or a series of related transactions; (iii) the merger or consolidation of the Company, with or into another corporation, or the merger of another corporation into the Company, or any other transaction, with the effect that a Person (other than one or more Permitted Holders), has "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) in excess of 50% of the Voting Stock of the Company, or (if the Company is not the surviving company in such transaction) such other corporation, as the case may be (including indirect ownership through another Person other than one or more Permitted Holders); or (iv) the liquidation or dissolution of the Company. For purposes of this definition, the term Person includes a "person" within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

         "Closing Date" means the date on which the Securities are originally issued under this Indenture.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution and delivery of this Indenture such

Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties on such date.

         "Commodity Agreement" means any agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in the prices of commodities used by the Company or any of its Subsidiaries in the ordinary course of its business.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

         "Company" means America West Airlines, Inc., a Delaware corporation and, subject to Article Six hereof, its successors and assigns.

         "Company Order" means a written statement, request or order of the Company signed in its name by the Chairman, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

         "Consolidated" or "consolidated," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 East 5th Street, St. Paul, Minnesota 55101.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary thereafter.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, each Person designated as Depository by the Company until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depository" shall mean or include each Person who is then a Depository hereunder.

         "Event of Default" means any event or condition specified as such in
Section 7.1.

         "Excess Proceeds Offer" shall have the meaning set forth in Section
4.15.

         "Excess Proceeds Purchase Date" shall have the meaning set forth in
Section 4.15.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

         "Global Security" means a Security evidencing all or a part of the Securities, issued to a Depository or its nominee in accordance with Section 2.2, and bearing the legend prescribed in Section 2.2.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct, or indirect, contingent or otherwise, of such first Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder", "Holder of Securities", "Securityholder" or other similar terms means the person in whose name a Security is registered in the security register kept by the Company for that purpose in accordance with the terms hereof.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of
(A) the fair market value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the form and terms of the Securities as set forth herein.

         "Interest Payment Date", means the first day of each March and September, commencing March 1, 1995.

         "Interest Rate Agreement" means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

         "Investment" means, with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business consistent with past practices that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution by such Person to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others; provided, that any transfer of aircraft to a limited partnership or other entity in connection with the transaction in which the aircraft are leased to the Company shall not be an Investment), or any purchase or acquisition by such person of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person.

         "Investment Grade" means a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall select any other rating agency, the equivalent of such ratings by such rating agency shall be used.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest); provided, that in no event shall a true operating lease be deemed to constitute a Lien hereunder.

         "Material Subsidiary" means each Subsidiary that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the date hereof) or (b) material to the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required by its own terms to be paid as a result of such Asset Sale, and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

         "Net Offering Proceeds" means, with respect to any Public Offering Sale, the proceeds of such Public Offering Sale in the form of cash or Cash Equivalents, net of (i) underwriting discounts and commissions and other fees and expenses (including fees and expenses of counsel) incurred in connection with such Public Offering Sale, (ii) provisions for all taxes payable as a result of such Public Offering Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, and (iii) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against any liabilities associated with such Public Offering Sale, all as determined in conformity with GAAP.

         "Officer" means with respect to any Person, the Chairman, the President, the Secretary, any Assistant Secretary, the Chief Financial Officer, the Controller, the Treasurer, the Assistant Treasurer or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President of the Company and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.

         "Opinion of Counsel" means a written opinion of legal counsel, who may be either internal or outside counsel for the Company.

         "Outstanding" when used with reference to Securities, subject to the provisions of Section 9.4 means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

                 (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Securities, or portions thereof, for the payment or redemption of which monies or U.S. Government Obligations (as provided for in Section 11.1) in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities (if the Company shall act as Paying Agent); provided, however, that, if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                 (c) Securities that shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.6.

         "Paying Agent" means any Person (which may include the Company) authorized by the Company to pay the principal of, premium (if any) or interest on the Securities on behalf of the Company.

         "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its property or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or
(c) property or assets.

         "Permitted Holders" means (i) AmWest Partners, L.P., (ii) TPG Partners, L.P., (iii) Continental Airlines, Inc., (iv) Mesa Airlines, Inc., (v) funds or accounts managed or advised by Fidelity Management Trust Company and its Affiliates, and their respective successors and Affiliates.

         "Person" means an individual, a corporation, a partnership, an association, a business trust, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Public Offering Sale" means an underwritten public offering of Capital Stock of the Company pursuant to a registration statement filed pursuant to the Securities Act.

         "Purchase Agreement" means that certain Note Purchase Agreement dated as of the date of this Indenture pursuant to which the Company agreed to issue and sell and the Purchasers named in such agreement agreed to purchase, an aggregate of $100,000,000 in principal amount of Securities.

         "Redeemable Dividends" means, for any dividend payable with regard to Redeemable Stock, the quotient of (i) the aggregate amount of the dividend divided by (ii) the difference between one and the maximum statutory federal and state income tax rate (expressed as a decimal number between one and zero) then applicable to the issuer of such Redeemable Stock.

         "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise (i) is required to be redeemed prior to the Stated Maturity of the Securities, (ii) may be required to be redeemed at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) is convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof offering holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the asset sale provisions contained in such Capital Stock specifically provide that in respect of any particular asset sale proceeds, the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of such Securities as are required to be repurchased from Holders accepting an Excess Proceeds Offer pursuant to the provisions of Section 4.15.

         "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

         "Redemption Price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

         "Refinancing Indebtedness" means any Indebtedness of the Company or any Subsidiary issued in exchange for, or the net proceeds of which are applied entirely to substantially concurrently repay, refinance, refund or replace, outstanding Indebtedness of the Company or any of its Subsidiaries (the "Refinanced Indebtedness"), to the extent such Indebtedness

                 (a) is issued in a principal amount (or if such Indebtedness is issued at an original issue discount, is issued at an original issue price) not exceeding the outstanding principal amount (or, if such Refinanced Indebtedness was issued at an original issue discount, not exceeding the outstanding accreted principal amount) of such Refinanced Indebtedness, and

                 (b) if the Refinanced Indebtedness is Indebtedness of the Company and ranks by contract, by its terms or otherwise junior in right of payment to the Securities, (i) does not have a final scheduled maturity and is not subject to any principal payments, including but not limited to payments upon mandatory or optional redemption, prior to the dates of analogous payments under the Refinanced Indebtedness, and (ii) has subordination provisions effective to subordinate such Indebtedness to the Securities at least to the extent that such Refinanced Indebtedness is subordinated to the Securities, and

                 (c) if the Refinanced Indebtedness is Indebtedness of the Company which is pari passu in right of payment with the Securities, (i) is pari passu or subordinated in right of payment to the Securities, (ii) does not have a final scheduled maturity and is not subject to any principal payments, including but not limited to, payments upon mandatory or optional redemption, prior to the final scheduled maturity date of the Refinanced Indebtedness, and (iii) is not secured by any Lien on any property of the Company or any Subsidiary in addition to Liens securing the Refinanced Indebtedness.

         "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the date of this Indenture among the Company and the parties named as signatories thereto, pursuant to which the Company is obligated to register the Securities and certain other securities of the Company.

         "Responsible Officer" when used with respect to the Trustee means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Payment"shall have the meaning set forth in Section 4.13.

         "S&P" means Standard & Poor's Corporation and its successors.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security" or "Securities" means the Company's 11#% Senior Unsecured Notes due September 1, 2001 issued under this Indenture.

         "Stated Maturity" means, (i) with respect to the principal of the Securities, September 1, 2001 and (ii) with respect to any scheduled installment of interest on any Security, the date specified in such Security as the fixed date on which such installment is due and payable.

         "Subsidiary" means any corporation more than 50% of the outstanding shares of Voting Stock of which at the time of determination are owned by the Company directly or indirectly through one or more Subsidiaries, or both.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Trustee" means the Person identified as the "Trustee" in the first paragraph hereof and, subject to the provisions of Article Eight, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the principal of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (irrespective of whether or not at the time stock of any class or classes will have or might have voting power by the reason of the happening of any contingency).

         "Wholly Owned" means, a Subsidiary all of the Capital Stock or other similar equity ownership interests of which (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by the Company.


                            ARTICLE TWO - SECURITIES

         SECTION 2.1 Form and Dating. The Securities and the related Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which exhibit is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Whether or not issued on the Closing Date, each Security shall be dated and bear interest from the Closing Date, except as provided in Sections 2.5 and 2.6. The Securities shall be issuable only in registered form in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

         SECTION 2.2 Execution and Authentication. One Officer of the Company shall sign each Security for the Company by manual or facsimile signature, which signature shall be attested to by another Officer of the Company (each of which Officers shall have been duly authorized by all requisite corporate actions). If an Officer whose signature is on a Security no longer holds that office at the time any Securities are authenticated, such Securities shall nevertheless be valid. The Company's seal shall be reproduced on each Security. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

         With respect to the sale and issuance of the Securities, the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, (a) authenticate Securities for issuance on the Closing Date in the aggregate principal amount of $100,000,000, and (b) authenticate Securities for issuance from time to time thereafter on or prior to October 31, 1994 in an additional aggregate principal amount not in excess of

$30,000,000. The maximum aggregate principal amount of the Securities which may be issued and outstanding hereunder shall be $130,000,000.

         If any Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities, that (i) shall be in denominations of $1,000 or integral multiples thereof (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions and (iv) shall bear a legend substantially to the following effect:

                 Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depository to the nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         Each Depository must, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

         SECTION 2.3 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed (subject to Section 8.13) by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence, and the only evidence, that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder of such Security is entitled to the benefits of this Indenture.

         SECTION 2.4 Payments of Interest. The Securities shall bear interest from the Closing Date, and such interest shall be payable on the Interest Payment Dates.

         The person in whose name any Security is registered at the close of business on any record date applicable to such Security with respect to any Interest Payment Date for such Security shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less then five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent record date.

         Subject to the foregoing provisions of this Section 2.4, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 2.5 Registration, Transfer and Exchange. The Company will keep at each office or agency to be maintained for the purpose as provided in Section 4.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities and the registration of transfer of Securities. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

         Upon due presentation for registration of transfer of any Security at any such office or agency to be maintained for the purpose as provided in
Section 4.2, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities.

         At the option of the Holder thereof, Securities (other than a Global Security, except as set forth below) may be exchanged for a Security or Securities having authorized denominations in an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section
4.2 and upon payment, if the Company shall so require, of the amounts hereinafter provided.

         All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee and duly executed by the Holder or his attorney duly authorized in writing.

         The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

         The Company shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

         Notwithstanding any other provision of this Section 2.5, unless and until it is exchanged in whole or in part for Securities in non-global form, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         If at any time the Depository for any Securities represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depository for such Securities or if at any time the Depository for such Securities shall no longer be eligible under Section 2.2, the Company shall appoint a successor Depository eligible under Section 2.2 with respect to such Securities. If a successor Depository eligible under Section 2.2 for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Officer's Certificate of the Company for the authentication and delivery of Securities in non-global form, will authenticate and deliver Securities in non-global form in exchange for such Global Security or Securities.

         The Company may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Securities in non-global form, will authenticate and deliver, Securities in non-global form in exchange for such Global Security or Securities.

         Any person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for Securities in non- global form. Upon receipt by the Trustee of written instructions (or such other form of instructions as is customary for the Depository) from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the person designated by the Depository as having such a beneficial interest containing registration instructions, then the Trustee will cause, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, the aggregate principal amount of the Global Security to be reduced and following such reduction, the Company will execute and upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver Securities in non-global form.

         Securities in non-global form issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.5 shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Person in whose names such Securities are so registered.

         The Securities executed by the Company, and authenticated and delivered by the Trustee, upon any transfer or exchange contemplated by this
Section 2.5 shall be dated the
date of their authentication, shall be in authorized denominations, shall be in like aggregate principal amount and have the same Stated Maturity date and interest rate as, and bear interest from the later of (i) the Closing Date or
(ii) the most recent date to which interest has been paid on, the Securities surrendered upon such transfer or exchange (or as the portion of any Global Security being exchanged for Securities in non-global form, as the case may
be), and shall bear a number or other distinguishing symbol not appearing on any Security contemporaneously Outstanding.

         All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         SECTION 2.6 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver a new Security dated the date of its authentication, of the same principal amount, Stated Maturity date and interest rate as, and bearing interest from the later of (i) the Closing Date or (ii) the most recent date to which interest has been paid on, the mutilated or defaced Security, or the Security so destroyed, lost or stolen, and bearing a number or other distinguishing symbol not appearing on any Security contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of or in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement, shall surrender the Security to the Trustee or such agent.

         Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security that has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

         Every substitute Security issued pursuant to the provisions of this
Section 2.6 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.7   Cancellation of Securities; Destruction Thereof.

                 (a) All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or any agent of the Trustee, shall be delivered to the Trustee for cancellation and, upon receipt thereof by the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Company. If the Company or any agent of the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

                 (b) At such time as all beneficial interests in a Global Security have either been exchanged for Securities in non- global form, redeemed, repurchased or cancelled, such Global Security shall be returned to and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Securities in non-global form, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security by the Trustee to reflect such reduction.

         SECTION 2.8 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a written order signed by two Officers of the Company, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

         SECTION 2.9 Currency and Manner of Payments in Respect of Securities. Payment of the principal of and premium (if any) and interest on, any Security will be made in U.S. Legal Tender.

         SECTION 2.10 CUSIP Number. A "CUSIP" number will be printed on the Securities, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.


                          ARTICLE THREE - REDEMPTIONS

         SECTION 3.1 Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.7 or is required to redeem Securities pursuant to Section 3.8 it shall furnish to the Trustee, at least 10 but not more than 15 days before notice of any redemption is to be mailed to Holders (or such shorter time as may be satisfactory to the Trustee), an Officers Certificate stating that the Company has elected to redeem Securities pursuant to Section 3.7 or is required to redeem Securities pursuant to Section 3.8, as the case may be, the date notice of redemption is to be mailed to Holders, the Redemption Date, the aggregate principal amount of Securities to be redeemed, the Redemption Price for such Securities and the amount of accrued and unpaid interest on such Securities as of the Redemption Date. If the Trustee is not the registrar for the Securities, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the registrar for the Securities to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Securities held by each Holder. The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption.

         SECTION 3.2 Selection of Securities to be Redeemed. If less than all outstanding Securities are to be redeemed, the Company shall select the outstanding Securities to be redeemed or accepted for payment in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a securities exchange, on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate. If the Company elects to mail notice of a redemption to Holders, the Trustee shall, at least 5 days prior to the date notice of redemption is to be mailed, (i) select the Securities to be redeemed from Securities Outstanding not previously called for redemption, and
(ii) promptly notify the Company of the names of each Holder of Securities selected for redemption, the principal amount of Securities held by each such Holder and the principal amount of such Holder's Securities that are to be redeemed. The Trustee shall select for redemption Securities or portions of Securities in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Securities of a Holder are selected for redemption, the aggregate principal amount of the Securities held by such Holder, even if not a multiple of $1,000, may be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.3   Notice of Redemption.

                 (a) At least 30 days but not more than 60 days before any Redemption Date, the Company shall mail by first class mail to each such Holder's registered address a notice of redemption to each Holder of Securities or portions thereof that are to be redeemed. With respect to any redemption of Securities, the notice shall identify the Securities or portions thereof to be redeemed and shall state: (1) the Redemption Date; (2) the Redemption Price for the Securities and the amount of unpaid and accrued interest on such Securities as of the date of redemption; (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be delivered; (4) the name and address of the Paying Agent; (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price for, and any accrued and unpaid interest on, such Securities;
(6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed; and (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portions thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

                 (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of any redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Securities to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not the registrar for the Securities, the Company shall, concurrently with any such request, cause the registrar for the Securities to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Securities held by, each Holder; provided further that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.3(b) if such later date is acceptable to the Trustee.

         SECTION 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed to the Holders, Securities called for redemption shall become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Trustee or the Paying Agent, the Securities called for redemption shall be paid at the Redemption Price.

         SECTION 3.5   Deposit of Redemption Price.

                 (a) On or prior to any Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of, and accrued interest on, all Securities to be redeemed on that date. After any Redemption Date, the Trustee or the Paying Agent shall promptly return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Securities to be redeemed.

                 (b) If the Company complies with the preceding paragraph, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on such Securities on the applicable Redemption Date, whether or not such Securities are presented for payment. If a Security is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal and interest from the redemption date until such principal and interest is paid, at the rate of interest provided in the Securities and Section 4.1.

         SECTION 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder at the Company's expense a new Security equal in principal amount to the unredeemed portion of the Security surrendered. If a Global Security is so surrendered, such new Security so issued shall be a new Global Security.

         SECTION 3.7 Optional Redemption. The Company, at its option on notice to the Holders as provided herein, may redeem the Securities:

                 (a)   prior to September 1, 1997

                       (i) at any time in whole but not in part, at a Redemption Price equal to 105% of the aggregate principal amount of the Securities then Outstanding, plus accrued and unpaid interest thereon to the Redemption Date; or

                       (ii) from time to time in part, excluding amounts redeemed under Section 3.8 hereof, from the Net Offering Proceeds received by the Company prior to September 1, 1997 from one or more Public Offering Sales at a Redemption Price equal to 105% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest thereon to the Redemption Date; and

                 (b) on and after September 1, 1997, at any time in whole or from time to time in part, at a Redemption Price equal to the applicable percentage of the aggregate principal amount of the Securities so to be redeemed, set forth below, plus accrued and unpaid interest thereon to the Redemption Date.

    If redeemed
    during the
12 months beginning
    September 1                                    Percentage
    -----------                                    ----------

1997  . . . . . . . . . . . . . . . . . . . . .      105.0%

1998  . . . . . . . . . . . . . . . . . . . . .      103.3%

1999  . . . . . . . . . . . . . . . . . . . . .      101.7%

2000 and thereafter . . . . . . . . . . . . . .      100.0%


         SECTION 3.8 Mandatory Redemption. In the event that, prior to September 1, 1997, the Company consummates a Public Offering Sale and immediately prior to such consummation the Company has cash and Cash Equivalents, not subject to any restriction on disposition (other than any such restriction imposed by this Indenture), of at least $100,000,000, then the Company shall redeem Securities at a Redemption Price equal to 104% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest to the Redemption Date. The aggregate Redemption Price and accrued and unpaid interest of the Securities to be so redeemed shall equal the lesser of (a) 50% of the Net Offering Proceeds of such Public Offering Sale and
(b) the excess, if any, of (i) $20,000,000 over (ii) the amount of any Net Offering Proceeds of any prior Public

Offering Sale received prior to September 1, 1997 and applied to redeem Securities pursuant to this Section 3.8.


                    ARTICLE FOUR - COVENANTS OF THE COMPANY

         SECTION 4.1 Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, premium (if any) and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in such Securities and in this Indenture. To the extent lawful, the Company shall pay interest on overdue principal, premium and interest at a rate equal to the then applicable interest rate on the Securities, compounded semi-annually.

         SECTION 4.2 Offices for Payments, etc. So long as any Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where the Securities may be presented for payment and for exchange and registration of transfer as in this Indenture provided. Presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee as specified in Section 12.4 hereof. Presentations and surrenders may also be made at the aforementioned office or agency in the Borough of Manhattan, the City of New York, the address of which, from time to time, may be obtained by contacting the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 4.3 Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.9, a Trustee so that there shall at all times be a Trustee with respect to the Securities.

         SECTION 4.4 Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.4,

                 (a) that it will hold all sums received by it as such agent for the payment of the principal of, premium (if any) and interest on the Securities (whether such sums have been paid to it by the Company or any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or of the Trustee,

                 (b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium (if any) or interest on the Securities when the same shall be due and payable, and

                 (c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee's written request, at any time during the continuance of the failure referred to in clause (b) above.

         The Company will, on or prior to each due date of the principal of, premium (if any) or interest on the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, premium or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

         If the Company shall act as its own Paying Agent with respect to the Securities it will, on or before each due date of the principal of, premium (if any) or interest on the Securities set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such amount so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

         Anything in this Section 4.4 to the contrary notwithstanding, but subject to Section 11.1, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities or for any other reason, pay or cause to be paid to the Trustee all sums held in trust with respect to the Securities by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

         Anything in this Section 4.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.4 is subject to the provisions of Sections 11.3 and 11.4 hereof.

         SECTION 4.5   Reports and Information.

                 (a) The Company will furnish to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate stating that
(i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Securities, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (A) during such year the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of

Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and (B) no event has occurred and remains in existence by reason of which payments on account of the principal of, premium (if any) or interest on, the Securities are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of (i) any Default or Event of Default, or (ii) any default or event of default under any issue of Indebtedness that could result in an Event of Default under Section 7.1, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

                 (b)   If the Company is subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall file with the Trustee, within 5 days after it files the same with the Commission, copies of the quarterly and annual reports and such other information, documents, and reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it files with the Commission as contemplated by this Section 4.5(b). The Company shall also comply with the other provisions of Section 314(a) of the TIA. If the Company is not required to file the aforementioned reports, the Company (at its own expense) shall file with the Trustee and mail, or cause the Trustee to mail, to Holders at their addresses appearing in the register of Securities at the time of such mailing within 5 days after it would have been required to file such information with the Commission, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that the Company would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act.

         SECTION 4.6 Corporate Existence. Subject to Article Six, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company and the rights (charter and statutory) and franchises of the Company and any Subsidiary of the Company; provided, that the Company shall not be required to preserve any such corporate, partnership or other existence of any Subsidiary or any such right or franchise, if the Board of Directors of the Company shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that abandonment of any such right or franchise shall have no material adverse effect on the Company and its Subsidiaries taken as a whole, or the Holders.

         SECTION 4.7 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company, or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and with respect to which an adequate reserve has been established by the Company to the extent required by GAAP.

         SECTION 4.8 Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, maintain all properties used or useful in the conduct of its business in good condition, repair and working order and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the good faith judgment of the Company or such Subsidiary, as the case may be, desirable in the conduct of its respective business and not disadvantageous in any material respect to the Holders.

         SECTION 4.9 Maintenance of Insurance. The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with reputable insurance companies, such of their respective properties, to such an extent and against such risks, and will maintain liability insurance, to the extent that property of a similar character is usually so insured by companies engaged in a similar business and owning similar properties in accordance with good business practice.

         SECTION 4.10 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliance as would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         SECTION 4.11  Change of Control.

                 (a) Upon a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date).

                 (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

                         (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the record Holders' right on the relevant record date to receive interest due on the relevant Interest Payment Date);

                        (ii)   the circumstances and relevant facts
         regarding such Change of Control;

                       (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                        (iv)   the instructions, consistent with this
         Section 4.11, that the Company determines that a Holder must follow to have its Securities repurchased.

                 (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                 (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, together with an Officer's Certificate requesting such cancellation and stating that they are being delivered for cancellation in accordance with the terms of this Section 4.11 and that the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                 (e)   The Company shall comply with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

                 (f) The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or to give notice with respect thereto other than as provided above, upon receipt of the written notice of Change of Control from the Company. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, that no Change of Control has occurred.

         SECTION 4.12 Limitation on Issuances and Dispositions of Capital Stock of Subsidiaries. Each Subsidiary of the Company shall at all times be a Wholly Owned Subsidiary of the Company. The Company (i) shall not, and shall not permit any Subsidiary to, transfer, convey, sell, or otherwise dispose of any Capital Stock of a Subsidiary, or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person other than to the Company or a Wholly Owned Subsidiary.

         SECTION 4.13  Limitation on Restricted Payments.

         (a) Except as otherwise provided in this Section 4.13, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly,

                (i) declare or pay any dividends on or make any distributions in respect of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants, or other rights to purchase Capital Stock (other than Redeemable Stock)) to holders of Capital Stock of the Company;

                (ii) purchase, redeem or otherwise acquire or retire for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock)) any Capital Stock or warrants, rights (other than exchangeable or convertible Indebtedness of the Company not prohibited under clause (iii) below) or options to acquire Capital Stock of the Company; or

                (iii) redeem, repurchase, defease (including, but not limited to, in substance or legal defeasance), or otherwise acquire or retire for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or warrants, rights or options to acquire Capital Stock (other than Redeemable Stock)) (collectively, a "prepayment"), directly or indirectly (including by way of amendment of the terms of any Indebtedness in connection with any retirement or acquisition of such Indebtedness), other than at any scheduled maturity thereof or by any scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company which is subordinated in right of payment to the Securities or which matures after the maturity date of the Securities (except out of the proceeds of Refinancing Indebtedness);

if, at the time of such transaction described in clause (i), (ii) or (iii) (such transactions being hereinafter collectively referred to as "Restricted Payments") or after giving effect thereto, either (x) a Default or an Event of Default shall have occurred and be continuing or (y) the aggregate amount expended by the Company and its Subsidiaries for all Restricted Payments (the amount of any Restricted Payment if other than cash to be the fair market value of the property included in such payment as determined in good faith by the Board of Directors as evidenced by a Board Resolution) from and after the Closing Date shall exceed the sum of (A) 50% (or, if the Securities at the time of the proposed Restricted Payment are rated Investment Grade by both S&P and Moody's, 75%) of the aggregate Adjusted Consolidated Net Income (or if such Adjusted Consolidated Net Income is a loss, minus 100% of such loss) of the Company and its Subsidiaries for the period from the first day of the first quarter ended subsequent to the Closing Date and through the last day of the most recently completed quarter immediately preceding the quarter in which the Restricted Payment occurs, calculated on a cumulative basis as if such period were a single accounting period; (B) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors as evidenced by a Board Resolution) from any Person other than a Subsidiary, as a result of the issuance of (or contribution to capital on) Capital Stock of the Company (other than any Redeemable Stock) or warrants, rights or options to acquire Capital Stock (other than any Redeemable Stock); (C) the aggregate net proceeds received by the Company after the Closing Date from any Person other than a Subsidiary as a result of the issuance of Capital Stock (other than Redeemable Stock) upon conversion or exchange of Indebtedness or upon exercise of options, warrants or other rights to acquire such Capital Stock and (D) $25,000,000.
For purposes of any calculation that is required to be made in respect of, or after, the declaration of a dividend by the Company, such dividend shall be deemed to be paid at the date of declaration and shall be included in determining the aggregate amount of Restricted Payments.

         For the purposes of this Section 4.13, the net proceeds from the issuance of shares of Capital Stock of the Company upon conversion of debt securities shall be deemed to be an amount equal to the net book value of such debt securities (plus the additional amount required to be paid upon such conversion, if any), less any cash payment on account of fractional shares; the "net book value" of a security shall be the net amount received by the Company on the issuance of such security, as adjusted on the books of the Company to the date of conversion.

         (b) Notwithstanding the foregoing, if no Default or Event of Default shall have occurred or be continuing at the time or as a result thereof, the provisions of this Section 4.13 shall not prohibit (i) the payment of any dividend in respect of the Company's Capital Stock within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof; (ii) the purchase, redemption or other acquisition or retirement for value of any shares of the Company's Capital Stock or the prepayment of any indebtedness of the Company which is subordinated in right of payment to the Securities or which matures after the maturity date of the Securities by any exchange for, or out of and to the extent the Company has received cash proceeds from the substantially concurrent sale or issuance (other than to a Subsidiary) of, shares of Capital Stock (other than any Redeemable Stock) of the Company or warrants, rights or options to acquire Capital Stock (other than any Redeemable Stock); or (iii) the purchase or redemption of shares of Capital Stock of the Company (including options on any such shares or related stock appreciation rights or similar securities) held by officers or employees of the Company or its Subsidiaries (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment of any such Person pursuant to the terms of any Plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions of such Capital Stock shall not exceed $3,000,000 in any one fiscal year of the Company. For purposes of determining the aggregate amount of Restricted Payments permitted under clause (y) of Section 4.13(a), all amounts expended pursuant to clauses (i) (to the extent deemed to have been paid and already included in determining the aggregate amount of Restricted Payments pursuant to clause (y) of Section 4.13(a)), (ii) and (iii) of this paragraph shall be excluded.

         Prior to making any Restricted Payment under this Section, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation or that the provisions of this Section have been satisfied and shall be fully protected in relying on such Officers' Certificate.


         SECTION 4.14  Limitation on Transactions with Affiliates.

         (a) Neither the Company nor any Subsidiary of the Company shall, directly or indirectly (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities to, (ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or holder of 5% or more of any class of Capital Stock (and any Affiliate of such holder) of the Company (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.14(b) and (y) Affiliate Transactions (including lease transactions) which are on fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than those as might reasonably have been obtainable at such time from an unaffiliated party; provided that if an Affiliate Transaction or series of related Affiliate Transactions involves or has a value in excess of $10,000,000, the Company or such Subsidiary, as the case may be, shall not enter into such Affiliate Transaction or series of related Affiliate Transactions unless a majority of the disinterested members of the Board of Directors of the Company or such Subsidiary shall reasonably and in good faith determine that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, or is on terms no less favorable to the Company or such

Subsidiary, as the case may be, than those as might reasonably have been obtainable at such time from an unaffiliated party.

         (b) The provisions of Section 4.14(a) shall not apply to (i) any agreement as in effect as of the Closing Date, or any amendment thereto so long as any such amendment is not disadvantageous to the Holders in any material respect or any transaction contemplated thereby (including pursuant to any amendment thereto); (ii) any transaction between the Company and any Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or any Subsidiary or the senior management thereof in good faith; (iv) any Restricted Payments not prohibited by Section 4.13; (v) any payments or other transactions pursuant to any tax sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes; and (vi) transactions with Continental Airlines, Inc., Mesa Airlines, Inc. and their respective Affiliates as contemplated by the Alliance Agreements.

         SECTION 4.15 Limitation on Asset Sales. Subject to the following paragraphs of this Section, in the event and to the extent that on any date after the Closing Date the Company and its Subsidiaries shall receive Net Cash Proceeds from one or more Asset Sales (other than Asset Sales by the Company or any Subsidiary to the Company or another Subsidiary), then the Company shall, or shall cause such Subsidiary to, within 12 months after such date apply an amount equal to such Net Cash Proceeds (A) to repay Indebtedness of the Company or Indebtedness of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries, and/or (B) as an Investment (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Subsidiaries existing on the date thereof (as determined in good faith by the Board of Directors of the Company or such Subsidiary, as the case may be, whose determination shall be conclusive and evidenced by a Board Resolution). The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (A) or (B) of the preceding sentence shall constitute "Excess Proceeds."

         If on the first Business Day following any 12-month period referred to in the preceding paragraph, the aggregate amount of Excess Proceeds from all Asset Sales, not previously applied as provided in clause (A) or (B) of the preceding paragraph, exceeds $15,000,000, the Company, within 10 Business Days after the end of such 12-month period, make an offer to purchase on a pro rata basis from all Holders (an "Excess Proceeds Offer"), and shall purchase from Holders accepting such Excess Proceeds Offer, the maximum principal amount (expressed as an integral multiple of $1,000) of Securities that may be purchased from funds in an amount equal to all such outstanding Excess Proceeds at a purchase price equal to 100% of the principal amount of the Securities so purchased, plus accrued and unpaid interest thereon (if any) to the date of purchase ("Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer (or upon termination of such offer if no repurchases are required), the amount of such Excess Proceeds relating thereto shall be equal to zero.

         The Company shall commence an Excess Proceeds Offer by causing the Trustee to mail a notice to each Holder stating: (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.15 and that all Securities validly tendered will be accepted for purchase; provided, however, that if the aggregate purchase price of Securities tendered in an Excess Proceeds Offer (including accrued interest to the date of purchase) exceeds the aggregate amount of the Excess Proceeds required to be applied in such Excess Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Purchase Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the purchase of such Security on the Excess Proceeds Purchase Date, any Security accepted for purchase pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Purchase Date; (v) that Holders electing to have a Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Purchase Date; (vi) that each Holder will be entitled to withdraw its election (in whole but not in part) if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing its election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in aggregate principal amount to the unpurchased portion of the Securities surrendered.

         On the Excess Proceeds Purchase Date, the Company shall: (i) accept for purchase on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for purchase by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail to each such Holder a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security delivered shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Purchase Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

         Notwithstanding the foregoing:

                (i)   to the extent that any or all of the Net Cash
         Proceeds of any Asset Sale are prohibited or delayed by applicable local law from being repatriated to the United States of America, the portion of such Net Cash Proceeds so affected will not be required to be applied pursuant to this Section 4.14 but may be retained for so long, but only for so long, as the applicable local law will not permit repatriation to the United States of America (the Company hereby agrees to promptly take all reasonable actions required by the applicable local law to permit such repatriation) and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this Section 4.15 as if such Asset Sale had occurred on the date of repatriation; and

               (ii) to the extent that the Board of Directors of the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds would have an adverse tax consequence to the Company, the Net Cash Proceeds so affected may be retained outside the United States of America for so long as such adverse tax consequences would continue.

         The Company will comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company as contemplated by this
Section 4.15 and the Company is required to repurchase Securities as described above.

         SECTION 4.16 Limitation on Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any Payment Restriction or consensual encumbrance with respect to any Subsidiary thereof to
(a) pay dividends or make any other distributions on such Subsidiary's Capital Stock; (b) make any loans or advances to the Company or any other Subsidiary; or (c) transfer any of its property or assets to the Company or any other Subsidiary except (i) restrictions imposed by applicable law; (ii) any restrictions existing under this Indenture; and (iii) encumbrances or restrictions contained in any agreement or instrument (A) relating to any property acquired or leased by the Company or any of its Subsidiaries after the Closing Date, provided that such encumbrance or restriction relates only to the property which is acquired or leased; (B) relating to any Indebtedness of any Subsidiary at the date of acquisition of such Subsidiary by the Company or any Subsidiary of the Company, provided that such Indebtedness was not incurred in connection with, or in contemplation of, such acquisition (the Company being entitled to rely upon a certificate of such Subsidiary as to whether such Indebtedness was incurred in contemplation thereof); (C) arising pursuant to an agreement effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (A) and (B), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements; (D) which constitute customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder; and (E) which constitute restrictions on the sale or other disposition of any property securing Indebtedness as a result of a lien on such property.

         SECTION 4.17  [INTENTIONALLY OMITTED].

         SECTION 4.18 Limitation on Investments. The Company shall not, and shall not permit any Subsidiary to make any Investment other than (i) Investments consisting of non-cash proceeds from Asset Sales as contemplated by
Section 4.15 of this Indenture; (ii) Investments consisting of Cash Equivalents; (iii) accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iv) payroll advances and advances for business and travel expenses in the ordinary course of business; (v) Investments by the Company in its Subsidiaries in the ordinary course of business; (vi) Investments by any Subsidiary of the Company in the Company or in any Subsidiary; (vii) Investments by the Company for the purpose of acquiring businesses reasonably related to the business of the Company, in an aggregate amount not exceeding $5,000,000 in any fiscal year of the Company; (viii) Investments made by way of any endorsement of negotiable instruments received by the Company or any Subsidiary in the ordinary course of its business and presented by it to any bank for collection or deposit; (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business owing to the company or any Subsidiary; (x) Investments by the Company in any Subsidiary for the purpose of receivables financing; and (xi) in addition to any other permitted investments, any other Investments by the Company in an aggregate amount not exceeding $1,000,000 at any time.

         SECTION 4.19  Waiver of Stay, Extension or Usury Laws.  The
Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                    ARTICLE FIVE - SECURITYHOLDERS LISTS AND
                       REPORTS BY COMPANY AND THE TRUSTEE

         SECTION 5.1   The Company to Furnish Trustee Information as to
Names and Addresses of Securityholders. If and so long as the Trustee shall not be the Security registrar for the Securities, the Company covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities pursuant to Section 312 of the TIA:

                 (a) semiannually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified and as of such record date, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

         SECTION 5.2 Disclosure of Names and Addresses of Securityholders. Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312 of the TIA, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the TIA.

         SECTION 5.3 Reports by the Trustee. Any Trustee's report required under Section 313(m) of the TIA shall be transmitted on or before May 15 in each year beginning May 15, 1995, as provided in Section 313(c) of the TIA, so long as any Securities are outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto.


          ARTICLE SIX - CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

         SECTION 6.1 Merger or Consolidation. The Company shall not consolidate with or merge into any other corporation or convey, lease or transfer its properties and assets substantially as an entirety to any Person, unless:

                 (a) the corporation formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, lease or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of and interest on all the Securities according to their tenor and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                 (b) immediately before and after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

                 (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, lease or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         This Section shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases, and transfers by the Company, as transferee or lessor.

         SECTION 6.2 Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other corporation, or any conveyance or transfer by the Company of its properties and assets substantially as an entirety to any Person, in accordance with Section 6.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company and in the event of any such conveyance or transfer, the Company, except in the event of a conveyance by way of lease, shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such successor corporation thereafter shall, cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, conveyance or transfer, such changes in phrasing and form (but not in substance) may be made in the Securities that may be endorsed thereon, as the case may be, thereafter to be delivered as may be appropriate.

                    ARTICLE SEVEN - REMEDIES OF THE TRUSTEE
                    AND SECURITYHOLDERS ON EVENT OF DEFAULT

         SECTION 7.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default", with respect to the Securities, means any one of the following events that shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of the principal of or premium (if any) on any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                 (b) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                 (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Securities and such default or breach continues for a period of 30 consecutive days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under the Indenture and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities Outstanding;

                 (d) there occurs with respect to any issue or issues of Indebtedness of the Company and/or one or more Subsidiaries having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration;

                 (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Subsidiary and shall not be discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                 (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Material Subsidiary or for all or substantially all of the property and assets of the Company or any Material Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Material Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                 (g) the Company or any Material Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Material Subsidiary or for all or substantially all of the property and assets of the Company or any Material Subsidiary or (iii) effects any general assignment for the benefit of creditors of the Company or any Material Subsidiary;

                 (h) the Company and/or one or more Subsidiaries fail to make at the final (but not any interim) fixed maturity of one or more issues of Indebtedness a principal payment or principal payments aggregating more than $10 million and all such defaulted payments shall not have been made, waived or extended within 30 days of the payment default that caused the aggregate amount of such defaulted payments to exceed $10 million; or

                 (i) any of the Applicable Documents shall cease, for any reason, to be in full force and effect in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted therein.

         If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% of the aggregate principal amount of the Securities then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of the Holders shall, declare the entire unpaid principal, premium (if any) and accrued interest on the Securities to be immediately due and payable as specified below. Upon a declaration of acceleration, such principal, premium (if any) and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default shall be remedied, cured by the Company or waived by the holders of the relevant Indebtedness within 30 days after the occurrence of the Event of Default with respect thereto and the Company has delivered an Officer's Certificate as to such effect. If an Event of Default specified in clause (f) or (g) above occurs with respect to the Company, all unpaid principal of, premium (if any) and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without declaration or other act on the part of the Trustee or any Holder.

         The Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         Upon receipt by the Trustee of any Notice of Default pursuant to this
Section 7.1 with respect to Securities all or part of which are represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities entitled to join in such Notice of Default, which record date shall be at the close of business on the day the Trustee receives such Notice of Default. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, that unless Holders of at least 25% in principal amount of the Outstanding Securities, or their proxies, shall have joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new Notice of Default identical to a Notice of Default which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 7.1.

         Upon receipt by the Trustee of any Acceleration Notice or any rescission and annulment thereof, with respect to Securities all or part of which are represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 7.1.

         SECTION 7.2   Collection of Indebtedness by Trustee; Trustee May
Prove Debt. The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity of the Securities or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable an all Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

         Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities to the registered Holders, whether or not the Securities are overdue.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities and collect in the manner provided by law out of the property of the Company or other obligor upon the Securities, wherever situated the monies adjudged or decreed to be payable.

         In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or the property of the Company or such other obligor, or in case of any other judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee will have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                 (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the

         Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor,

                 (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

                 (c) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         All rights of action and of asserting claims under this Indenture, or under any of the Securities may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

         SECTION 7.3 Application of Proceeds. Any monies collected by the Trustee pursuant to this Article Seven in respect of the Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in the case of the distribution of such monies on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

                 FIRST: To the payment of amounts due the Trustee or any predecessor Trustee under Section 8.6;

                 SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                 THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

                 FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

         SECTION 7.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 7.5  Restoration of Rights on Abandonment of
Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

         SECTION 7.6 Limitations on Suits by Securityholders. A Holder of Securities may not pursue any remedy with respect to this Indenture or the Securities unless; (i) such Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

         For purposes of this Section 7.6, the Trustee shall comply with
Section 316(a) of the TIA in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

         A Holder of Securities may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         SECTION 7.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of, premium (if any) and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 7.8  Powers and Remedies Cumulative; Delay or Omission
Not Waiver of Default. Except as provided in Section 7.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
Section 7.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

         SECTION 7.9 Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided, further, that (subject to the provisions of Section 8.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of said direction. It being understood that (subject to Section 8.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

         Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and that is not inconsistent with such direction or directions by the Holders.

         Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Securities all or part of which are represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless the Holders of a majority in principal amount of the Outstanding Securities shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 7.9.

         SECTION 7.10 Waiver of Past Defaults. Subject to Sections 7.1 and 7.7, the Holders of at least a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Event of Default and its consequences, except a default in the payment of principal of or interest on any Security as specified in clause (a) or (b) of Section 7.1.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have waived such default prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default at Event of Default or impair any right consequent thereon.

         SECTION 7.11  Trustees to Give Notice of Default, But May
Withhold in Certain Circumstances. The Trustee shall, within ninety days after the occurrence of a Default with respect to the Securities, give notice of all Defaults known to the Trustee to all Holders of Securities in the manner and to the extent provided in Section 313(c) of the TIA, unless in each case such Defaults shall have been cured before the mailing or publication of such notice; provided, however, that, except in the case of Default in the payment of the principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees or Responsible Officers of the Trustee, or any combination of the foregoing, in good faith determines that the withholding of such notice is in the interests of the Securityholders.

         SECTION 7.12  Right of Court to Require Filing of Undertaking to
Pay Costs. All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merit and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.


                     ARTICLE EIGHT - CONCERNING THE TRUSTEE

         SECTION 8.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of the Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default that may have occurred, has undertaken to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to such Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                 (a) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to such Securities that may have occurred:

                             (i) the duties and obligations of the Trustee with respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                             (ii) in the absence of bad faith on the part of
                 the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                 (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 7.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

The provisions of this Section 8.1 are in furtherance of and subject to Section 315 of the TIA.

         SECTION 8.2 Certain Rights of the Trustee. In furtherance of and subject to the TIA, and subject to Section 8.1:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

                 (c) the Trustee may consult with counsel and any written advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                 (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred therein or thereby;

                 (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture; and

                 (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to so do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand.

         SECTION 8.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

         The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Default or Event of Default occurring pursuant to Section 7.1(a), 7.1(b) or 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         SECTION 8.4 Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

         SECTION 8.5 Monies Held by Trustee. Subject to the provisions of Section 11.4 hereof, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the

Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any monies received by it hereunder.

         SECTION 8.6  Compensation and Indemnification of Trustee and
Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness of the Company hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

         SECTION 8.7 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 8.1 and 8.2, whenever in the administration of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate of the Company delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 8.8  Persons Eligible for Appointment as Trustee.  The
Trustee shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia, or a corporation or other Person permitted to act as Trustee by the Commission pursuant to the TIA, having a combined capital and surplus of at least $50,000,000, and that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. Such corporation shall have an address or agent in the Borough of Manhattan, The City of New York for the presentment of Securities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.9.

         The provisions of this Section 8.8 are in furtherance of and subject to Section 310(a) of the TIA.

         SECTION 8.9  Resignation and Removal; Appointment of Successor Trustee.

                 (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of resignation to the Company and by mailing notice of such resignation to the Holders of then Outstanding Securities at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 8.12, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b)  In case at any time any of the following shall occur:

                             (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA with respect to the Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months; or

                             (ii) the Trustee shall cease to be eligible in
                 accordance with the provisions of Section 8.8 and Section 310(a) of the TIA and shall fail to resign after written request therefor by the Company or by any Securityholder; or

                             (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, unless the Trustee's duty to resign has been stayed as provided pursuant to Section 310(b) of the TIA, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the TIA, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                 (c) The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed, and to the Company the evidence provided for in Section 9.1 of the action in that regard taken by the Securityholders.

                 (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 8.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.10.

         SECTION 8.10  Acceptance of Appointment by Successor Trustee.
Any successor trustee appointed as provided in Section 8.9 shall execute and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 11.4, pay over to the successor trustee all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of
Section 8.6.

         No successor trustee shall accept appointment as provided to this
Section 8.10 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the TIA and eligible under the provisions of Section 8.8.

         Upon acceptance of appointment by any successor trustee as provided in this Section 8.10, the Company shall give notice thereof to the Holders of Securities, by mailing such notice to such Holders at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
8.9. If the Company fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

         SECTION 8.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, however, that such corporation shall be qualified under Section 310(b) of the TIA and eligible under the provisions of Section 8.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trust created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force that it has anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 8.12  Preferential Collection of Claims Against the
Company. The Trustee shall comply with Section 311(a) of the TIA. Any Trustee that has resigned or been removed is subject to Section 311(s) of the TIA to the extent indicated therein.

         SECTION 8.13 Appointment of Authenticating Agent. As long as any Securities remain Outstanding, the Trustee may, by an instrument in writing, appoint an authenticating agent (the "Authenticating Agent") that shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.5. Securities authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or to the Trustee's Certificate of Authentication (including, without limitation, in Section 2.3), such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000 (determined as provided in Section 8.8 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

         Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Company.

         Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee shall upon receipt of an Company Order appoint a successor Authenticating Agent and the Company shall provide notice of such appointment to all Holders in the manner and to the extent provided in Section 12.4. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.
The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation. The Authenticating Agent for the Securities shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

         Sections 8.2, 8.3, 8.4, 8.6, 8.8 and 9.3 shall be applicable to any Authenticating Agent as if each reference to "Trustee" therein referred to the Authenticating Agent.


                 ARTICLE NINE - CONCERNING THE SECURITYHOLDERS

         SECTION 9.1 Evidence of Action Taken by Securityholders. Any request demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 8.1 and 8.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article Nine.

         SECTION 9.2 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 8.1 and 8.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

                 (a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same.

                 (b) The ownership of Securities shall be proved by the Security register or by a certificate of the Security registrar.

         The Company may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 9.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or revoke such vote or comment.

         SECTION 9.3 Holders to be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium (if any) and interest on such Security and for all other purposes, and neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         SECTION 9.4   Securities Owned by the Company Deemed Not
Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any Affiliate of the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities that the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Securities, if any, known by the Company, to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 8.1 and 8.2, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

         SECTION 9.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article Nine, revoke such action so far as it concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange of substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.


                            ARTICLE TEN - AMENDMENTS

         SECTION 10.1 Amendments and Supplements Permitted Without Consent of Holders.

                 (a) Notwithstanding Section 10.2, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder to: (i) cure any ambiguity, correct or supplement any provisions herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such amendment does not adversely affect the rights of the Holders;
         (ii) provide for uncertificated Securities in addition to or in place of certificated Securities; (iii) evidence the succession of another corporation to the Company and provide for the assumption by such successor of the Company's obligations to the Holders hereunder and under the Notes as permitted under Article Six; (iv) make any change that would
         (1) provide any additional rights or benefits to Holders or (2) not adversely affect the legal rights under the Indenture of any Holder, or (v) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

                 (b) Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, and the documents described in Section 10.6, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         SECTION 10.2  Amendments and Supplements Requiring Consent of Holders.

                 (a) Except as otherwise provided in Section 10.1(a) and 10.2(c), this Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), and any existing Default or Event of Default or non-compliance with any provision of the Indenture or the Securities may be waived with the consent of Holders of at least a majority in principal of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities).

                 (b) Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 10.6, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                 (c) Without the consent of each Holder affected, no amendment, supplement or waiver to this Indenture shall: (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture on the Securities, (ii) reduce the principal of or change the fixed maturity of any Security, or alter the provisions with respect to the redemption of the Securities in a manner adverse to the Holders, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or

         Event of Default in the payment of principal of, or premium (if any) or interest on, the Securities (except that Holders of at least a majority in aggregate principal amount of the then outstanding Securities may (1) rescind an acceleration of the Securities that resulted from a non-payment default, and (2) waive the payment default that resulted from such acceleration), (v) make any Security payable in money other than U.S. Legal Tender, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium (if any) or interest on, the Securities, (vii) waive a redemption payment with respect to any Security, or (ix) make any change in
         Section 7.7, Section 7.10 or this sentence.

                 (d) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                 (e) It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         SECTION 10.3 Compliance with TIA. Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

         SECTION 10.4  Revocation and Effect of Consents.

                 (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment or waiver.

                 (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Securities entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of Securities after such record date. No consent shall be valid or effective for more than 90 days after such record date.

                 (c) After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in Section 10.2(c), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent holder of a Security that evidences the same debt as the consenting Holder's Security.

         SECTION 10.5  Notation on or Exchange of Securities.  The
Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 10.6 Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article Ten if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.1, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

           ARTICLE ELEVEN -- SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONIES

         SECTION 11.1  Satisfaction and Discharge of Indenture.

                 (A) Except as otherwise provided in this Section 11.1, the Company may terminate its obligations under the Securities and this Indenture with respect to the Securities if:

                             (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.1 of this Indenture or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in
                 Section 11.4 of this Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                             (ii) (A)  the Securities mature within one year or
                 all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which either is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         With respect to the foregoing clause (i), the Company's obligations under Section 8.6 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 4.1, 4.2, 4.3,
4.4, 8.6, 8.9, 11.2, 11.4 and 11.5 of this Indenture shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section 8.6 and 11.2 of this Indenture shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture with respect to the Securities except for those surviving obligations specified above.

                 (B) The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day after the deposit referred to in clause (d) of this paragraph, and the provisions of this Indenture will no longer be in effect with respect to the Securities, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 4.1,
(v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders of Securities as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, at the expense of the Company, shall at the Company's request execute proper instruments acknowledging the same; provided that the following conditions shall have been satisfied:

                 (a) with reference to this Section 11.1(B), the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 8.8) and conveyed all right, title and interest for the benefit of the Holders of the Securities, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                 (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which either is bound;

                 (c)   the Company shall have delivered to the Trustee
         (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 11.1(B) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above and (2) an Opinion of Counsel to the effect that (w) the creation of the defeasance trust does not violate the Investment Company Act of 1940,

         (x) the Holders have a valid first-priority security interest in the trust funds and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will not longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                 (d) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities to be delisted; and

                 (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 11.1(B) have been complied with.

         Notwithstanding the foregoing clause (a), prior to the end of the 123-day period referenced to in clause (d)(2)(y) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 11.1, the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 4.1, 4.2, 4.3, 4.4, 8.6, 8.9,
11.2, 11.4 and 11.5 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section 8.6 and
11.2 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (d)(1) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.1, then the Company's obligations under such Section 4.1 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 11.1

         After any such irrevocable deposit, the Trustee upon request, shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture with respect to the Securities except for those surviving obligations in the immediately preceding paragraph.

                 (C) The Company may omit to comply with any term, provision or condition set forth in clause (d) of Section 6.1 of this Indenture, the covenants described in Sections 4.11, 4.13, 4.14, 4.15 and 4.18 of this Indenture and clause (c) of Section 7.1 of this Indenture with respect to such covenants, and clauses (d), (e) and (h) of Section 7.1 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

                 (a) with reference to this Section 11.1(C), the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 8.8) and conveyed in and to all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee as security for payment of the principal of, premium, if any, and interest, if any, on the Securities for, and dedicated solely to, the benefit of the Holders of the Securities, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S.
         Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                 (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                 (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                 (d) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (1) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (2) the Holders of the Securities have a valid first-priority security interest in the trust funds, (3) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (4) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
         Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (x) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (y) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, and (i) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holder,s the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trustee funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (ii) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                 (e) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities to be delisted; and

                 (f) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 11.1 have been complied with.

         SECTION 11.2  Application by Trustee of Funds Deposited for
Payment of Securities; Other Miscellaneous Provisions. Subject to Section 11.4, all monies deposited with the Trustee (or other trustee) pursuant to
Section 11.3 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company or the guarantor acting as Paying Agent), to the Holders of the Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal premium, if any, and interest if may; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such applications, the Company's obligations under this Indenture and the Securities related thereto shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1B(a) or 11.1C(a) until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S, Government Obligations in accordance with Section 11.1; provided, however, that if the Company has made any payment of interest on or principal of and premium (if any) on the Securities because of the reinstatement of its obligations hereunder, the Company shall be subrogated to the rights of the holders of the Securities to receive such payment from the money or U.S. Government obligations held by the Trustee for such purpose.

         SECTION 11.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities, all monies then held by any Paying Agent under the provisions of this Indenture with respect to such Securities shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

         SECTION 11.4 Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. Any monies deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of, premium (if any) or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Securities shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to monies deposited with it for any payment, may at the expense of the Company, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the security register notice, that such monies remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing, any unclaimed balance of such money then remaining will be, repaid to the Company.

         SECTION 11.5  Indemnity for U.S. Government Obligations.  The
Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited by the Company pursuant to Section 11.1 or the principal or interest received in respect of such obligations.


                   ARTICLE TWELVE - MISCELLANEOUS PROVISIONS

         SECTION 12.1  Incorporators, Stockholders, Officers and
Directors of the Company Exempt from Individual Liability. No director, officer, employee, incorporator or shareholder of the Company or the Trustee shall have any liability for any obligation of the Company under this Indenture or the Securities or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Security waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Securities.

         SECTION 12.2  Provisions of Indenture for the Sole Benefit of
Parties and Holders of Securities. Nothing in this Indenture or in the Securities expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

         SECTION 12.3 Successors and Assigns of the Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 12.4 Notices. Any notice, communication or demand that by any provision of this Indenture is required or permitted to be given or served may be given or served by being personally delivered, deposited postage prepaid, first-class mail, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery addressed if to the Company to: 4000 East Sky Harbor Blvd., Phoenix, Arizona 85034; if to the Trustee to: 101 East 5th Street, St. Paul, Minnesota 55101. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) it in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address an it appears in the Security register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but each filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 12.5 Officers' Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition,
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

         SECTION 12.6  Payments Due on Saturdays, Sundays and Holidays.
If the date of maturity of interest on or principal of the Securities the date fixed for redemption or repayment of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

         SECTION 12.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 316, inclusive, of the Trust Indenture Act of 1939, such imposed duties or incorporated provision shall control.

         SECTION 12.8 New York Law to Govern. This Indenture and each Security, shall be deemed to be a contract under the law of the State of New York, and for all purposes shall be construed in accordance with the law of such State, except as may otherwise be required by mandatory provisions of law.

         SECTION 12.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 12.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of August __, 1994.

                                                            AMERICA WEST AIRLINES, INC.


                                                            By:   _____________________________________________
                                                                  Title:

Attest:


By:   _____________________________________________
      Title


                                                            AMERICAN BANK NATIONAL ASSOCIATION


                                                            By:   _____________________________________________
                                                                  Title:

Attest:


By:   _____________________________________________
      Title:

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )



         On this _____ of August, 1994, before me personally came __________________________, to me personally known, who, being by me duly sworn, did depose and say that he resides at _______________________________; that he is the __________________________ of America West Airlines, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that It was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

(NOTARIAL SEAL)


                                ______________________________________________
                                Notary Public

STATE OF MINNESOTA                  )
                                    )  ss.:
COUNTY OF ____________              )



         On this _____ of August, 1994, before me personally came __________________________, to me personally known, who, being by me duly sworn, did depose and say that he resides at _______________________________; that he is the __________________________ of American Bank National Association, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that It was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

(NOTARIAL SEAL)


                                 ______________________________________________
                                 Notary Public

                                        EXHIBIT A

                               [FORM OF FACE OF SECURITY]





                          AMERICA WEST AIRLINES, INC.

               11 1/4% SENIOR UNSECURED NOTES DUE SEPTEMBER 1, 2001

No. R-                                                              $_________

  America West Airlines, Inc., a Delaware corporation (the "Company"), which term includes any successor corporation, for value received, promises to pay_______ , or registered assigns, the principal sum of __________ on September 1, 2001.

  Interest Payment Dates:  March 1 and September 1, commencing March 1, 1995.

  Record Dates:  February 15 and August 15.

   This Security is continued on the reverse hereof and the additional provisions set forth therein shall for all purposes have the same effect as if set forth at this place.

  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed to, or imprinted on, this Security.

Dated:


                                                   AMERICA WEST AIRLINES, INC.



                                                   By:_________________________
                                                      Name:
                                                      Title:


Attest:



______________________________
Assistant Secretary


[Seal]


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

   This is one of the Securities described in the within mentioned Indenture.

                                                   AMERICAN BANK NATIONAL
                                                   ASSOCIATION, as trustee


                                                   By:_________________________
                                                      Authorized Signature

                          AMERICA WEST AIRLINES, INC.

                         [FORM OF REVERSE OF SECURITY]

               11 1/4% SENIOR UNSECURED NOTES DUE SEPTEMBER 1, 2001


         1.      Interest.

         America West Airlines, Inc., a Delaware corporation (the "Company"), promises to pay interest on the unpaid principal amount of this Security to Persons who are registered Holders at the close of business on the relevant Record Date at the rate of 11#% per annum.
         Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually on March 1 and September 1 of each year commencing March 1, 1995, or if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest shall accrue with respect to principal of this Security to, but not including, the date of repayment of such principal; provided, however, that if payment to the Paying Agent occurs after 1:30 p.m., New York City time, interest shall be deemed to accrue until the following Business Day.

         To the extent lawful, the Company shall pay interest on overdue principal, premium (if any) and interest at the rate of interest borne by this Security. On each Interest Payment Date, interest on the Securities will be paid for the immediately preceding accrual period.

         2.      Method of Payment.

         The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders at the close of business on the Record Date next preceding the applicable Interest Payment Date. If the Company defaults in the payment of the interest due on such Interest Payment Date, such defaulted interest will be paid to the Persons who are registered Holders of Securities at the close of business on a subsequent record date established by notice given not less than 15 days prior to such subsequent record date. The Company will pay the principal of this Security to the Holder that surrenders this Security to a Paying Agent on or after September 1, 2001 or, in the event of a redemption of this Security, on or after the Redemption Date, as described below. The Company will pay principal and interest in U.S. Legal Tender by Federal funds bank wire transfer or (in the case of payment of interest) by check. If this Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository.

         3.      Paying Agent and Registrar.

         Initially, American Bank National Association (the "Trustee") will act as Paying Agent and registrar for the Securities. The Company may change any Paying Agent, co-Paying Agent, registrar or co-registrar without notice.
Except as provided in the Indenture, the Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, registrar or co-registrar.

         4.      Indenture.

        The Company issued this Security under an Indenture dated as of August 25, 1994 (the "Indenture") between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa - 77bbbb). The Securities are subject to all such terms, and Holders of the Securities are referred to the Indenture and said Act for a statement of such terms. In the event of any conflict between this Security and the Indenture, the Indenture shall govern. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $130,000,000.

         5.      Optional Redemption.

         The Securities may be redeemed prior to September 1, 1997 (a) at any time in whole but not in part, at a Redemption Price equal to 105% of the aggregate principal amount of the Securities then Outstanding plus accrued and unpaid interest hereon to the Redemption Date, or (b) from time to time in part, excluding amounts redeemed pursuant to Section 3.8 of the Indenture, from the Net Offering Proceeds received by the Company prior to September 1, 1997 from one or more Public Offering Sales at a Redemption Price equal to 105% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

         The Securities further may be redeemed on and after September 1, 1997, at any time in whole or from time to time in part, at a Redemption Price equal to the applicable percentage of the aggregate principal amount of the Securities so redeemed, set forth below, plus accrued and unpaid interest thereon to the Redemption Date.

                           If redeemed
                            during the
                            12 months
                            beginning                                  % of
                           September 1,                          Principal Amount
                           ------------                          ----------------
                              1997                                       105.0
                              1998                                       103.3
                              1999                                       101.7
                              2000 and thereafter                        100.0

         If the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest, if any, will be paid to the person in whose name such Securities are registered at the close of business on such Record Date and no other interest will be payable thereon.

         6.      Mandatory Redemption.

         As more fully set forth in the Indenture, under certain circumstances the Company is required to redeem Securities with the net proceeds from one or more Public Offering Sales at a Redemption Price equal to 104% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest to the Redemption Date.

         7.      Notice of Redemption.

         Notice of Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part, but not in denominations of less than $1,000.

         From and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been made available for redemption on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

         8.      Put Provisions.

         As provided in and subject to the terms of the Indenture, upon a Change of Control, any Holder will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase.

         9.      Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company need not register the transfer of or exchange any Securities selected for redemption. Also, the Company need not issue, exchange or register the transfer of any Securities for a period of 15 days prior to the selection of the Securities to be redeemed.

         In accordance with the provisions of the Indenture and subject to certain limitations therein set forth, an owner of a beneficial interest in a Global Security may request a Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities in authorized denominations equal in principal amount to such beneficial interest and to have such Securities registered in its name.

         10.     Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

         With respect to Global Securities, the Depository shall grant proxies and otherwise authorize Holders of Global Securities to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Security is entitled to give or take under the Indenture.

         11.     Unclaimed Money.

         If money deposited with or paid to the Trustee or any Paying Agent for the payment of principal, premium (if any) or interest on the Securities remains unclaimed for 2 years, the Trustee and any such Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        12.    Discharge Prior to Redemption or Maturity.

       If the Company at any time deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding certain obligations, including without limitation its obligation to pay the principal of or interest on the Securities).

       13.     Amendment; Supplement; Waiver.

       Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and certain existing Defaults or Events of Default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture (provided such amendment or supplement does not adversely affect the rights of any of the Holders), provide for any additional rights or benefits to Holders or make any change that does not adversely affect the rights of any Holder.

       14.     Restrictive Covenants.

       The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make payments in respect of its Capital Stock or certain Indebtedness, merge or consolidate with any other person or sell, lease, transfer or otherwise dispose of all or substantially all of its properties or assets and undertake certain transactions with Affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually (and in certain instances, more frequently) report to the Trustee on compliance with such limitations.

       15.     Asset Sales.

       As more fully set forth in the Indenture, the Indenture provides that the Company must apply certain proceeds resulting from certain Asset Sales to the repurchase of Securities under certain circumstances in an Excess Proceeds Offer at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. A Holder of Securities may tender or refrain from tendering in any Excess Proceeds Offer all or any portion of its Securities at its discretion by completing the form entitled "Option of Holder to Elect Purchase" appearing on the reverse side of this Security.

       16.     Successors.

       When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

       17.     Defaults and Remedies.

       If an Event of Default occurs and is continuing, subject to certain exceptions, the Trustee or the Holders of at least 25% in principal amount of Securities may declare all the

Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice in certain circumstances.

       18.     Trustee Dealings with Company.

       The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

       19.     No Recourse Against Others.

       No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

       20.     Authentication.

       This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the face of this Security.

       21.     Abbreviation.

       Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       22.     Indenture.

       The Holder hereof, by accepting this Security, agrees to be bound by all of the terms and provisions of the Indenture applicable to such Holder.

       The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
America West Airlines, Inc., 4000 East Sky Harbor Blvd., Phoenix, Arizona
85034.

                              [FORM OF ASSIGNMENT]

       I or we assign and transfer this Security to
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Print or type name, address and zip code of assignee)


Please insert social security or other
identifying number of assignee

_______________________________

and irrevocably appoint _________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated_________________________             Signed______________________________


_______________________________________________________________________________
(Sign exactly as name appears on the other side of this Security)




Signature Guarantee:_________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


If you elect to have this Security purchased by the Company pursuant to Section
4.11 or 4.15 of the Indenture, check the box:   [ ]

         If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.11 or 4.15 of the Indenture, state the amount (in original principal amount):

                 $_____________________.



Date:    ____________________              Your Signature:  ___________________________
                                                            (Sign exactly as your name
                                                            appears on the other side of this Security)


Signature Guarantee:   ___________________________